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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


    As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-3 of our report dated February 27, 1997 included in Sun Healthcare Group, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1996 and our report dated March 5, 1997 on the financial statements of Golden Care, Inc. for the year ended December 31, 1994 included in Sun Healthcare Group, Inc.'s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 28, 1997, and to all references to our Firm included in this registration statement.


                                          ARTHUR ANDERSEN LLP


Albuquerque, New Mexico
May 9, 1996